State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:      Custody Agreement
         Transfer Agency and Service Agreement
         American AAdvantage Mileage Funds

Gentlemen:

This is to advise you that, effective March 1, 1999, the American AAdvantage Mileage Funds ("the Funds") will establish a new series, known as the Small Cap Value Mileage Fund. In accordance with the Additional Funds provisions of
Section 20 of the Custodian Contract dated December 1, 1997 and Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998 between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the new series under the terms of the respective contracts.

Furthermore, this letter serves as notice to you that as of March 1, 1998, the name of the Limited-Term Income Mileage Fund changed to Short-Term Bond Mileage Fund and as of March 1, 1999, the name of the Growth and Income Mileage Fund will change to the Large Cap Value Mileage Fund.

Finally, this letter, with your consent, will serve as the agreement between the parties to provide contractual settlement with respect to the additional countries set forth in the attached amendment to Schedule C of the Custodian Contract.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedule D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing three copies of this Letter Agreement, returning one to the Funds and retaining two copies for your records.

American AAdvantage Mileage Funds

By:
   -----------------------------
         President

Agreed to as of the 1st day of January, 1999.

State Street Bank and Trust Company

By:
   -----------------------------

Title:
      --------------------------


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                               CUSTODIAN AGREEMENT
                                   SCHEDULE D


                                   PORTFOLIOS

Name of Portfolio                                    Effective Date
-----------------                                    --------------
BALANCED MILEAGE FUND                                JANUARY 1, 1998

INTERMEDIATE BOND MILEAGE FUND                       MARCH 1, 1998

INTERNATIONAL EQUITY MILEAGE FUND                    JANUARY 1, 1998

LARGE CAP VALUE MILEAGE FUND

(F/K/A GROWTH AND INCOME MILEAGE FUND)               JANUARY 1, 1998

MONEY MARKET MILEAGE FUND                            DECEMBER 1, 1997

MUNICIPAL MONEY MARKET MILEAGE FUND                  DECEMBER 1, 1997

SHORT-TERM BOND MILEAGE FUND
(F/K/A LIMITED-TERM INCOME MILEAGE FUND)             DECEMBER 1, 1997

SMALL CAP VALUE MILEAGE FUND                         MARCH 1, 1999

S&P 500 INDEX MILEAGE FUND                           MARCH 1, 1998

U.S. GOVERNMENT MONEY MARKET MILEAGE FUND            DECEMBER 1, 1997

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                   SCHEDULE A

                                   PORTFOLIOS

Name of Portfolio
-----------------
BALANCED MILEAGE FUND

INTERMEDIATE BOND MILEAGE FUND

INTERNATIONAL EQUITY MILEAGE FUND

LARGE CAP VALUE MILEAGE FUND (F/K/A GROWTH AND INCOME FUND)

MONEY MARKET MILEAGE FUND

MUNICIPAL MONEY MARKET MILEAGE FUND

S&P 500 INDEX MILEAGE FUND

SHORT-TERM BOND MILEAGE FUND (F/K/A LIMITED-TERM INCOME FUND)

SMALL CAP VALUE MILEAGE FUND

U.S. GOVERNMENT MONEY MARKET MILEAGE FUND

                               CUSTODIAN AGREEMENT
                                   SCHEDULE C
               COUNTRIES/SETTLEMENT SYSTEMS WITH RESPECT TO WHICH
                     CONTRACTUAL SETTLEMENT MAY BE PROVIDED

                                    Australia
                                     Austria
                                     Belgium
                                     Canada
                                     Denmark
                                    Euroclear
                                     Finland
                                     France
                                     Germany
                                    Hong Kong
                                      Italy
                                     Ireland
                                      Japan
                                   Netherlands
                                   New Zealand
                                     Norway
                                    Portugal
                                    Singapore
                                      Spain
                                     Sweden
                                   Switzerland
                                 United Kingdom
                            United States of America